Exhibit 23.01



                         CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the Galey & Lord, Inc. 1999 Stock Option Plan of our report dated November 4, 1998, with respect to the consolidated financial statements and schedules of Galey & Lord, Inc. included in its Annual Report (Form 10-K) for the year ended October 3, 1998, filed with the Securities and Exchange Commission.



                                                     /s/ Ernst & Young LLP
                                                     ---------------------------
                                                         Ernst & Young LLP


Greensboro, North Carolina
May 17, 1999